UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

AGENT155 MEDIA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53871
(Commission File Number)

98-0508360
(IRS Employer Identification No.)

1555 California St., Suite #309, Denver, Colorado 80202
(Address of principal executive offices and Zip Code)

(646) 770-5518
Registrant's telephone number, including area code

FRESHWATER TECHNOLOGIES INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to a Note Conversion agreement between Agent155 Media Corp.and Phi Group Inc. dated July 6, 2011, Phi Group Inc.converted, on January 27, 2012, $46,141.25 of debt owing by the Company into 3,076,083 shares of our common stock at a conversion price of $0.015 per share.

Pursuant to a Debt Settlement and Subscription agreement between Agent155 Media Corp.and Max Weissengruber dated January 27, 2012, Max Weissengruber converted, on January 27, 2012, $15,000 of debt owing by the Company into 1,000,000 shares of our common stock at a conversion price of $0.015 per share.

Pursuant to a Debt Settlement and Subscription agreement between Agent155 Media Corp.and Michael Borrelli dated January 27, 2012, Michael Borrelli converted, on January 27, 2012, $15,000 of debt owing by the Company into 1,000,000 shares of our common stock at a conversion price of $0.015 per share.

Pursuant to a Debt Settlement and Subscription agreement between Agent155 Media Corp.and Brian Robertson dated January 27, 2012, Brian Robertson converted, on January 27, 2012, $30,000 of debt owing by the Company into 2,000,000 shares of our common stock at a conversion price of $0.015 per share.

Pursuant to a business development consulting agreement, on February 6, 2012 a total of 3,500,000 shares of restricted common stock were issued by the Company for compensation for consulting services.

Pursuant to a marketing/advertising consulting agreement, on February 6, 2012 a total of 500,000 shares of restricted common stock were issued by the Company for compensation for consulting services.

These issuances brought the total number of issued and outstanding shares of the company to 137,116,362.

These issuances of our shares were made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.

/s/ Christopher J Martinez
Christopher J Martinez
President, CEO and director

Date:  February 6, 2012